EXHIBIT 99.2
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                JONES LANG LASALLE AND THE STAUBACH COMPANY
                    REACH AGREEMENT TO MERGE OPERATIONS

  Strengthens leadership position by combining U.S. tenant representation expertise with global platform and Corporate Solutions business


CHICAGO AND DALLAS,  JUNE 16, 2008 - Jones Lang LaSalle Incorporated (NYSE:
JLL), the world's leading financial and professional services firm specializing in real estate, and The Staubach Company, the leading real estate services firm specializing in tenant representation in the United States, announced today that they have reached a definitive agreement to combine operations. The merger will reinforce Jones Lang LaSalle's global leadership by combining its integrated global platform and industry-leading Corporate Solutions business with Staubach's extensive tenant representation capability and deep presence in key markets in the United States.

Under the terms of the agreement, Jones Lang LaSalle will pay $613 million, with $123 million in cash and $100 million in stock paid at the transaction close and the balance paid out in cash over five years for all of the
outstanding capital stock of Staubach Holdings, Inc.   The agreement also
calls for potential earn out payments of up to $114 million that are subject to the achievement of certain performance metrics measured over a period of up to approximately four and one-half years after the closing. The transaction is expected to close in the third quarter subject to Hart-Scott-Rodino approval as well as other customary closing conditions. The transaction details have been posted on Jones Lang LaSalle's Web site and will be discussed on a conference call tomorrow, June 17, at 9:30 a.m. EDT.

The transaction is expected to be accretive to earnings per share in 2009 and beyond, on a GAAP basis, as integration costs are fully expensed and debt and associated financing costs are reduced.

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TRANSACTION HIGHLIGHTS:

..     Complementary cultures characterized by client focus and
      collaboration

..     Highly structured transaction includes cash and stock consideration, majority of payments in cash deferred over five years

..     Transaction expected to be EPS accretive in 2009

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The combined firm will operate under the Jones Lang LaSalle brand. The transaction does not include Staubach Retail Services or Cypress, Staubach's investment development business, both of which will continue to operate under license agreements.











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"The Staubach Company is recognized for exceptional tenant representation expertise and is a leading presence in markets throughout the United States. We are delighted that they have decided to join our company," said Colin Dyer, Chief Executive Officer of Jones Lang LaSalle. "Merging our businesses reinforces two of our global growth priorities, building our position in key U.S. local markets and strengthening our corporate services business by introducing Staubach clients to our global Corporate Solutions capabilities."

Staubach leadership will hold key positions within the combined organization. Roger Staubach, who founded Staubach 31 years ago, will join the Jones Lang LaSalle Board of Directors and will serve in the new role of Executive Chairman, Americas. He will be actively involved in the firm, focusing on client relationships, new business development and strategy. Greg O'Brien, currently Staubach's CEO, will be the CEO of Brokerage, Americas, leading the newly created business that will set strategic direction in tenant representation and agency leasing. John Gates, currently Staubach's President and COO, will serve as President of Brokerage, Americas. Both Greg O'Brien and John Gates will join the firm's Americas Executive Committee, which is headed by Peter Roberts, Jones Lang LaSalle's CEO, Americas.

"This merger is all about working to be the best. We want to bring the value of what we've built at The Staubach Company to the next level and have chosen to do this with Jones Lang LaSalle because of its global platform, commitment to service and exceptional reputation," said Roger Staubach, Executive Chairman of The Staubach Company. "In today's global economy when so many of our clients want an international platform, this merger gives us the opportunity to provide those services seamlessly, as one team working together."

The merger will leverage and strengthen Jones Lang LaSalle's comprehensive global platform -- including its leading Corporate Solutions business, integrated technology platform and best practices, facility management services, and energy and sustainability services -- with Staubach's powerful tenant representation platform and extensive reach into key U.S. markets. Combining the talent and resources of the two firms will secure a leadership position in public sector services; broaden the expertise in industrial brokerage, capital markets, and project and development services; and expand the resources focused on industry sectors such as law firms, health care, banking, logistics, life sciences, non-profits, data centers and contact centers.

"We expect this unique opportunity to bring together the complementary strengths and resources of two powerful organizations into one integrated global company will create enormous new value for our clients, our people and our shareholders," said Peter Roberts, Jones Lang LaSalle's CEO, Americas. "As the talented people in each company come together to share ideas, expertise and experience, they will benefit and our clients will benefit."

The combined firm will have 33,700 employees around the world and 11,500 in the Americas with the addition of more than 1,000 Staubach employees. The transaction also will add 14 new corporate offices to Jones Lang LaSalle's 54 in the Americas, bringing the total corporate offices in the Americas to 68 and globally to 184.







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"It's not about being bigger, it's about being the best for our clients and our people," said Greg O'Brien, The Staubach Company's CEO. "By joining forces, we will gain increased scale in strategic areas such as industrial brokerage, facilities management and capital markets; we will be a dominant player in both tenant representation and agency leasing services across the Americas. Our team will have the resources to provide a higher level of service to our clients through in-depth delivery systems and service offerings."

In addition to this significant transaction, Jones Lang LaSalle has made 28 acquisitions since 2006, including the recently completed Kemper's acquisition in Germany. By strengthening the firm's tenant representation business, this transaction adds to the diversification of its business by both service line and geography and bolsters the firm's ability to offset the well-publicized and severe restrictions in the availability of credit in the United States and certain European countries. This diminished availability of credit has significantly reduced the volume and pace of commercial real estate capital markets transactions starting in the second half of 2007 particularly in the United States, the United Kingdom and Germany, a trend that we expect to continue at least through 2008. This transaction also supports the firm's diversification by offering significant opportunity to serve global clients and cross sell the broad range of services on a global basis.

Jones Lang LaSalle's financial advisor was Morgan Stanley & Co.
Incorporated. Jones Lang LaSalle's legal advisors were Skadden, Arps, Slate, Meagher & Flom LLP, as lead counsel, and DLA Piper. The Staubach Company's financial advisor was JP Morgan and Gardere Wynne Sewell LLP served as legal advisor.



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ABOUT THE STAUBACH COMPANY

The Staubach Company (www.staubach.com) is a market leading real estate advisory firm that delivers cost-effective solutions for office, industrial
and retail clients.   It has extensive experience in strategic consulting,
site selection, acquisition, disposition, construction consulting / project management, real estate administration, portfolio management, financing and capital solutions.

1,600 people in more than 70 offices throughout North America represent Staubach's 3,000+ clients. Staubach completed 7,280 transactions totaling $28 billion and 200 million square feet during the fiscal year ending June 2007.












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ABOUT JONES LANG LASALLE

Jones Lang LaSalle (NYSE: JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2007 global revenue of $2.7 billion, Jones Lang LaSalle has approximately 170 offices worldwide and operates in more than 700 cities in 60 countries. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 1.2 billion square feet worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse in real estate with approximately $50 billion of assets under management. For further information, please visit our Web site, www.joneslanglasalle.com.



STATEMENTS IN THIS PRESS RELEASE REGARDING, AMONG OTHER THINGS, FUTURE FINANCIAL RESULTS AND PERFORMANCE, ACHIEVEMENTS, PLANS AND OBJECTIVES, DIVIDEND PAYMENTS AND SHARE REPURCHASES MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, ACHIEVEMENTS, PLANS AND OBJECTIVES OF JONES LANG LASALLE TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THOSE DISCUSSED UNDER "BUSINESS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK," AND ELSEWHERE IN JONES LANG LASALLE'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, THE FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2008 AND IN OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THERE CAN BE NO ASSURANCE THAT FUTURE DIVIDENDS WILL BE DECLARED SINCE THE ACTUAL DECLARATION OF FUTURE DIVIDENDS, AND THE ESTABLISHMENT OF RECORD AND PAYMENT DATES, REMAINS SUBJECT TO FINAL DETERMINATION BY THE COMPANY'S BOARD OF DIRECTORS. STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS RELEASE. JONES LANG LASALLE EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN JONES LANG LASALLE'S EXPECTATIONS OR RESULTS, OR ANY CHANGE IN EVENTS.


Contact:    Gayle Kantro                  Betsy Peck
Company:    Jones Lang LaSalle            The Staubach Company
Phone:      +1 312 228 2795               +1 703 287 0463
Email:      gayle.kantro@am.jll.com       betsy.peck@staubach.com




CONFERENCE CALL

Jones Lang LaSalle will conduct a conference call for shareholders, analysts and investment professionals on Tuesday, June 17 at 9:30 a.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

      .     U.S. callers:           +1 877 809 9540

      .     International callers:  +1 706 679 7364

      .     Pass code:              50889144


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CONFERENCE CALL REPLAY

Available: 11:30 a.m. EDT Tuesday, June 17 through Midnight EDT June 30 at the following numbers:

      .     U.S. callers:           +1 800 642 1687

      .     International callers:  +1 706 645 9291

      .     Pass code:              50889144




































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